SCHEDULE 14A
              (Rule 14a-101)INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant x
Filed by a Party other than the Registrant

Check the appropriate box:
 Preliminary Proxy Statement        Confidential, For Use of the Commission Only
                                    (as permitted by Rule 14a-6 (e) (2)

 x Definitive Proxy Statement
 Definitive Additional Materials
 Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

--------------------------------------------------------------------------------
                              DIEHL GRAPHSOFT, INC.
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

            x  No fee required.
               Fee computed on table below per Exchange Act Rules 14a-6 (i) (I) and 0-11.
(1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
            (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
            (5) Total fee paid:
--------------------------------------------------------------------------------
                   Fee paid previously with preliminary materials:
                   Check  box if any part of the fee is offset  as  provided  by
Exchange Act Rule 0-11 (a) (2) and identify The filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement Number, or the form or schedule and the date of its filing.
            (1)   Anount previously paid:
--------------------------------------------------------------------------------
            (2)   Form, Schedule or Registration Statement no.:
--------------------------------------------------------------------------------
            (3)   Filing Party:
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            (4)   Date Filed:

                              DIEHL GRAPHSOFT, INC.
                             10270 Old Columbia Road
                                    Suite 100
                            Columbia, Maryland 21046

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD NOVEMBER 9, 1999

                  TO THE STOCKHOLDERS OF DIEHL GRAPHSOFT, INC.:

          Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Diehl Graphsoft Inc. (the "Company"), will be held at the principal executive office of the Company at 10270 Old Columbia Road, Suite 100, Columbia, Maryland 21046 at 10:00 a.m., on November 9, 1999 for the following purposes:

1) To elect two Directors to serve until the 2000 Annual Meeting of Stockholders (Proposal 1);

2) To consider a proposal to ratify the selection of Ernst & Young LLP to audit the Company's books and records for the fiscal year ending
      May 31, 2000 (Proposal 2); and

3) To consider and transact such other business as may properly and lawfully come before the Annual Meeting or any adjournment thereof.

Each of the foregoing is more fully set forth in the Proxy Statement accompanying this Notice.

          The record date for the Annual Meeting will be the close of business on September 27, 1999 (the "Record Date") for purposes of determining stockholders who are entitled to notice of and to vote at the Annual Meeting.

          All stockholders are cordially invited to attend the Annual Meeting in person. If you cannot attend the Meeting, please take tbe time to promptly sign, date and mail the enclosed proxy in the envelope we have provided. If you attend the Annual Meeting and decide that you want to vote in person, you may revoke your proxy. The Board of Directors recommends that you vote in favor of each nominee for director and the other described proposal to be considered at the meeting.

                                             By Order of the Board of Directors



                                             Joseph Schmelzle
                                             Secretary

 September 27, 1999

 THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND IS
 REVOCABLE AT ANY TIME PRIOR TO BEING EXERCISED. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS THEREON. IF A CHOICE IS NOT INDICATED, HOWEVER, THE PROXY WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE AS DIRECTOR, IN FAVOR OF THE RATIFICATION OF THE SELECTION OF AUDITORS AT THE ANNUAL
 MEETING, AND IN THE BEST JUDGMENT OF THE PROXIES CONCERNING ANY OTHER MATTERS CONSIDERED AT THE MEETING.

                              DIEHL GRAPHSOFT, INC.
                             10270 Old Columbia Road
                                    Suite 100
                            Columbia, Maryland 21046

                         Annual Meeting of Stockholders
                                November 9, 1999
--------------------------------------------------------------------------------

                                 PROXY STATEMENT
--------------------------------------------------------------------------------

                             SOLICITATION OF PROXIES

          This proxy statement ("Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Diehl Graphsoft, Inc. (the "Company") for use at the Company's 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at Diehl Graphsoft Inc. located at 10270 Old Columbia Road Suite 100, Columbia, Maryland 21046, on
November 9, 1999 at 10:00 a.m. local time.

          All stockholders of record as of the close of business on September 27, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

          The Company will pay the cost of proxy solicitation. In addition to the solicitation of proxies by use of the mails, directors, officers and other employees of the Company may solicit proxies in person or by telephone, telegram, facsimile or other electronic means. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

          It is anticipated that this Proxy Statement and the enclosed proxy will first be mailed to the Company's stockholders on or about October 10, 1999.

          A proxy for use at the Annual Meeting and a retum envelope are enclosed. Shares of the Company's common stock, par value $0.01 per share ("Common Stock"), represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. Pursuant to the termsof the proxy, if no instructions are indicated, such shares will be voted "FOR" the election of each nominee as director, in favor of the ratification of the selection of auditors at the Annual Meeting, and in the best judgment of the proxies concerning any other matters considered at the meeting.
 Discretionary authority is provided in the proxy as to any matters not specifically referred to therein, although the Board of Directors does not know of any other matters to be presented at the Annual Meeting. However, if any such matters properly come before the Annual Meeting, the persons named in the proxy are fully authorized to vote thereonin accordance with their judgment and discretion.

          A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by: (1) giving written notice of revocation to the Secretary of the Company; (2) properly submitting to the Company a duly executed proxy bearing a later date; or (3) voting in person at the Annual Meeting. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Diehl Graphsoft, Inc., 10270 Old Columbia Road, Suite 100, Columbia, Maryland 21046, Attention:
 Corporate Secretary.


 Annual Report


         The Annual Report of the Company for the fiscal year ending May 31, 1999, including Financial Statements, is enclosed with this Proxy Statement. Stockholders may also obtain a copy of the Annual Report on Form 10-KSB without charge upon written request addressed to Joseph Schmelzle, Secretary, Diehl Graphsoft, Inc., 10270 Old Columbia Road, Suite 100, Columbia, Maryland 21046.

                  EQUITY SECURITIES AND CERTAIN HOLDERS THEREOF

 All holders of record of the Company's Common Stock at the close of business on September 27, 1999, will be eligible to vote at the Annual Meeting. As of September 27, 1999, 3,055,612 shares of the Common Stock were outstanding. Each share of Common Stock entitles the holder thereof to one vote on each matter brought before the stockholders for a vote at the Annual Meeting. As of September 27, 1999, the directors and officers of the Company have benefical ownership of approximately 69% of the outstanding shares of Common Stock. The Company's directors and officers have advised the Company that they intend to vote the shares under their control in favor of the proposals set forth in this Proxy Statement.

          The presence, in person or by proxy, of the stockholders entitled to cast a majority of the votes will constitute a quorum for the transaction of business at the Annual Meeting. Votes cast in person or by proxy, abstentions and broker non-votes will be considered in the determination of whether a quorum is present.

          The following table sets forth certain information with respect to the beneficial ownership of Common Stock for (1) each of the Company's directors and nominee, each of the Company's executive officers named in the Summary Compensation Table below (see "Executive Compensation and Other Information "), and all directors, nominees and executive officers of the Company as a group, and (2) each person known by the Company to beneficially own more than 5% of the Company's Common Stock as of the Record Date, except where another date is indicated below, based solely on the contents of Schedules 13D filed with the Securities and Exchange Commission as of the Record Date.

                                                                      Percent of
 Name and Address of Beneficial Owner (1)  Number of Shares Owned (2)   Class
 ----------------------------------------  ----------------------- -------------

 Richard Diehl
 President and Director                     1,933,055                 63.26

 Donald Webster
 Vice President                                30,000(3)                *

 Joseph Schmelzle
 Treasurer/Secretary and Director             129,250                  4.23

 Sean Flaherty
 Vice President, Engineering                   39,900(3)               1.29

 Richard Hug
 Director                                       3,169                   *

 Frederic Unger
 Director                                         854                   *

 All officers and directors
 as a group (6 persons)                     2,136,228                 68.57

 *  Represents less than 1% of shares outstanding.
(1) The address of each person listed above is c/o Diehl Graphsoft, Inc. 10270 Old Columbia Road, Suite 100, Columbia, Maryland 21046.
(2) The designated owner has voting and investment power with respect to the shares. (3) Includes vested and exercisable options to purchase 30,000 shares of Common Stock.

                       ELECTION OF DIRECTORS (PROPOSAL 1)

         Two Director are to be elected at the Annual Meeting to serve the specified term or until successors are elected and qualified. The Board of Directors has nominated the following persons for election as Directors:

                                                                 Year of
Name                   Class of Director                   Expiration of Term

Richard Diehl                III                                 2002
Frederic Unger               III                                 2002


 The shares represented by the proxies solicited hereby will be voted "FOR" the election of each person named unless authorization to do so is withheld in the proxy. The election of each nominee requires a plurality of the votes cast at the Annual Meeting. Unless directed to the contrary, proxies will be voted for the election of such nominees.

          The Directors are divided into three classes, denominated as Class I, Class II, and Class III, with the terms of office of each Class expiring at the 1999, 2000 and 2001 annual meetings of stockholders, respectively. At each annual meeting following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term to expire at the third succeeding annual meeting of stockholders after their election. The Directors are divided into classes as follows: Class I:
 Richard Hug; Class II: Joseph Schmelzle; Class III: Richard Diehl and Frederic Unger

 There are no family relationships among any of the Company's Directors and executive officers.

          Each nominee has informed the Company that he will be available to serve as a Director. The other members of the Board of Directors who are not currently standing for election continue to be available to serve. Each nominee has consented to the nomination and has agreed to serve if elected. If either nominee should not be available for election, the persons named as proxies may vote for another person in their discretion. The Board of Directors has no reason to believe that the nominees will be unable or unwilling to serve if elected.

 The Board of Directors recommends a vote FOR each nominee.

                        Director       Class of
 Name              Age    Since        Director      Recent Business Experience

 Richard Hug       64     1996             I         Mr. Hug was President of
                                                     Environmental Elements
                                                     Corporation from 1974 until
                                                     1983 when he became
                                                     Chairman and Chief
                                                     Executive Officer.
                                                     From 1990 he remained
                                                     Chairman until his
                                                     retirement in 1995, and
                                                     currently serves as a
                                                     Director and
                                                     Chairman Emeritus.  Mr. Hug
                                                     serves as Chairman of The
                                                     Great American Car Wash,
                                                     Inc., Deco-Sign Products,
                                                     Inc., and Hug Enterprises,
                                                     Inc. all unrelated private
                                                     companies in which he
                                                     holds majority ownership
                                                     interests.

 Joseph Schmelzle   44    1985            II         Mr. Schmelzle is a
                                                     Certified Public Accountant
                                                     who has served the Company
                                                     as Treasurer and Chief
                                                     Financial Officer since its
                                                     inception and as Secretary
                                                     since 1993. He also serves
                                                     as President of JJ
                                                     Schmelzle & Co., P.C. and
                                                     Joseph J. Schmelzle &
                                                     Assoc., Inc., both
                                                     unrelated private companies
                                                     which he owns, that have
                                                     provided accounting and
                                                     financial consulting
                                                     services since 1991. Mr.
                                                     Schmelzle received a B.S.
                                                     from Clarkson College in
                                                     1977, and an M.B.A. from
                                                     the University of
                                                     Rochester in 1979.

 Richard Diehl     44    1985             III        Mr. Diehl has served as
                                                     President and Chief
                                                     Executive Officer of the
                                                     Company since its inception
                                                     Mr. Diehl received a B.S.
                                                     from Towson State
                                                     University in 1980, and an
                                                     M.S. from Johns
                                                     Hopkins University in 1984.

 Frederic Unger    60    1996             III        Mr. Unger is the founder
                                                     and majority stockholder of
                                                     Digital Press, a Company
                                                     which he has served as
                                                     President since 1991.
                                                     He has also served as
                                                     Director of AEC Software
                                                     since 1986, a Company in
                                                     which he was a founder and
                                                     still retains an equity
                                                     interest.  Prior to 1991 he
                                                     was associated with DuPont
                                                     where he served in their
                                                     marketing division.

          Information as to the Directors' beneficial ownership of Common Stock is set forth above, under "Equity Securities and Certain Holders Thereof"

          The Board of Directors maintains an Audit Committee to oversee actions taken by the Company's independent auditors, to recommend the engagement of auditors, and to review any internal audits the Company may perform. The current members of the Audit Committee are Richard Diehl, Richard Hug and Frederic Unger. The Audit Committee held one meeting during fiscal 1999.

          During fiscal year 1999, the Board of Directors held four meetings. No director attended fewer than 75 percent of the aggregate of (1) the total number of meetings of the board of directors (held during the period for which he has been a director); and (2) the total number of meetings held by all committees of the board on which he served (during the periods that he served), except for Mr. Unger who was not present for one board meeting and the audit committee meeting.

         During fiscal year 1999, outside Directors who are not employed in any other capacity by the Company received annual fees of $5,000, of which 50% is payable in Company stock, for serving on the Board of Directors and the Audit Committee. Inside Directors, who also serve as officers of the Company, receive no additional compensation for their services as Directors.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

 Executive Officers

         The following information is provided with respect to officers who are not also Directors of the Company.

         Donald Webster, age 51, Vice President of the Operations, has been with the Company since 1992. From 1987 until 1992, he was the Director of Communication Services for Arthur Young & Co. in its National Marketing
            Office in Reston, Virginia working primarily with video production.

         Sean Flaherty, age 30, Vice President of Engineering, has been with the Company since 1985. He was initially employed as a software programmer. In 1991, he was appointed Vice President, assuming day to day responsibility for engineering operations.

 Cash Compensation

         Cash compensation which was earned for services in all capacities for 1999, 1998 and 1997 fiscal years and for which the Company paid to or accrued for each executive officer whose salary and bonus exceeded $100,000 in any of the last three fiscal years (the "Named Executive Officers") is set forth in the following table.

                           Summary Compensation Table
                                                           Long-Term
                                                      Compensation Awards
Name
and                                                                  Securities
Principal        Annual Compensation              All other          Underlying
Position      Fiscal  Salary ($) Bonus ($)    Compensation ($)(1)    Options (#)
--------     -------  ---------- ---------    -------------------   ------------
               Year
               ----
Richard
Diehl          1999   171,491     135,267         5,000                   -
President      1998   168,065      56,172         4,748                   -
               1997   169,000       5,548         4,514                   -

Donald Webster 1999    97,938      35,228           -                     -
Vice President 1998    81,261      26,772           -                     -
               1997    77,611       1,910           -                   10,000

Seam Flaherty  1999    89,868      37,175          2,500                  -
Vice President 1998    73,150      25,517          2,375                  -
               1997    66,207       1,608          1,706                10,000

(1) Represents Company matching contribution to retirement plan

 Interests of Management and Others in Certain Transactions

          The Company paid for accounting, management and financial services rendered to corporations wholly owned by Joseph Schmelzle, $45,362 in fiscal 1999 and $29,695 in fiscal 1998. These amounts were based on rates which the Company negotiated at arms length.

                        SELECTION OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 2)

          Ernst & Young LLP served as independent auditors of the Company for its fiscal year ended May 31, 1999. Ernst & Young LLP has no direct or material indirect interest in the Company. At a meeting held on September 7, 1999, the Company's Directors selected Ernst & Young LLP as independent auditors of the Company for the current fiscal year, subject to ratification by the stockholders. The Board of Directors retains the power to appoint another independent auditor for the Company to replace an auditor ratified by the stockholders in the event that the Board of Directors determines that the interests of the Company require such a change.

          The affirmative vote of a majority of the votes cast at the Annual Meeting shall be required to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending May 31, 2000.

          Ernst & Young LLP is not presently expected to have a representative present at the Annual Meeting and, therefore, will not make a statement or respond to questions at the Annual Meeting.

          The Board Directors recommends that the stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending May 31, 2000.

              SECTION 16A BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Joseph Schmelzle inadvertently failed to file, on a timely basis a Form 4, required by Section 16(a) of the Exchange
 Act, for the most recent fiscal year.

                        VOTE REQUIRED TO APPROVE MATTERS

          The presence in person or by proxy of shareholders entitled to cast a majority of the votes at the Annual Meeting will constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting. Proxies marked with abstentions, broker non-votes (i.e., proxies from brokers or nominees marked to indicate that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to the vote on a particular matter with respect to which the brokers or nominees do not have discretionary power to vote), and shareholders present at the Annual Meeting who abstain from voting, will be treated as present for purposes of determining the presence of a quorum.

          The election of each Director requires a plurality of votes cast at the Annual Meeting. The ratification of the appointment of Ernst & Young LLP as independent accountants of the Company requires the affrrmative vote of a majority of the votes cast at the Annual Meeting. Any abstentions or broker non-votes will be disregarded for purposes of determining approval of the aforementioned matters.

          The Company does not expect that other business will be presented at the Annual Meeting; however, if any other business should properly and lawfully come before the Annual Meeting, the proxies will vote in accordance with their best judgment.

        STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS

         In order to be considered for inclusion in the proxy statement for the 1999 annual meeting of shareholders, shareholder proposals must be submitted in writing, be received on or before June 12, 2000, and include the full and correct name and address of the shareholder making the proposal and the number of shares of common stock owned by such shareholder. If the shares are not registered in the shareholder's name but are beneficially owned, proof of ownership must be submitted with the proposal. In addition, the shareholder must state in writing his or her intention to appear personally or by proxy at that meeting to present the proposal.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

         Management does not know of any other matters that will come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, or if any of the persons named above as nominees for election as Directors should decline or be unable to serve as a Director, the holders of the proxies are authorized to vote the shares as they deem advisable and will act according to their best judgment.

         The Bylaws provide that, to be properly brought before the Annual Meeting, business must be (1) specified in the noticeof the Annual Meeting (or any supplement thereto) given by the Company pursuant to the Bylaws; (2) brought before the Annual Meeting by or under the direction of the Board of Directors (or the Chairman of the Board or the President), or (3) properly brought before the Annual Meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before the Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. The Bylaws provide that, nominations of persons for election to the Board of Directors of the Company may be made at the Annual Meeting, by or under the direction of the Board of Directors, or by any nominating committee or person appointed by the Board of Directors, or by any shareholder of the Company entitled to vote for the election of directors at the Annual Meeting who complies with the notice procedures set forth below. Such nominations, other than those made by or under the direction of the Board of Directors or by any nominating committee or person appointed by the Board of Directors, can only be made pursuant to timely notice in writing to the Secretary. To be timely, such shareholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, not less than 20 days nor more than 30 days prior to the Annual Meeting (or, with respect to a proposal required to be included in the Company's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, or its successor provision, the earlier date such proposal was received); provided, however, that in the event that less than 30 days notice or prior public disclosure of the date of the Annual Meeting is given or made by the Company, notice by the shareholder to be timely must be so received by the Secretary not later than the close of business on the 10th day following the earlier of the day on which the Company's notice of the date of the Annual Meting was mailed or the day on which the Company's first public disclosure of the date of the Annual Meting was made. Accordingly, any such notice must be received by the Secretary no earlier than October 20, 1999 and no later than November 1, 1999. Such shareholder's notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election as a director, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of stock of the Company which are beneficially owned by the person, and (4) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations under the Securities Exchange Act of 1934, as amended; (b) as to each matter the shareholder proposes to bring before the Annual Meeting,a brief description of the business desired to be brought before the Annual Meeting (2) the reasons for conducting such business at the Annual Meeting, and (3) any material interest of the shareholder in such business; and (c) as to the shareholder giving the notice, (1) the name and address of the shareholder and
(2) the class and number of shares of the Company which are beneficially owned by the shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company.


 Joseph Schmelzle
 Secretary

 Columbia, Maryland
 September 27, 1999